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                           CHANGE IN CONTROL AGREEMENT

            This Agreement (the "Agreement") made and entered into as of May 14, 1999, by and between VARLEN CORPORATION, a Delaware corporation (the "Company"), and GEORGE W. HOFFMAN (the "Executive");

                              W I T N E S S E T H:

            WHEREAS, the Executive currently serves as a key member of management and his knowledge and continued service are valuable to the Company; and

            WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to obtain reasonable assurance of the Executive's continued service to the Company and continued dedication and objectivity in the event of any actual, threatened, or potential Change in Control (as defined herein) of the Company, without distraction or concern about any adverse effects upon the employment status of the Executive that may result from any such Change in Control;

            NOW, THEREFORE, the Executive and the Company, in consideration of the agreements, covenants and conditions contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

1. Definitions. The following terms shall have the meanings set forth below:

      a. "Cause" means the occurrence of any of the following events:

            i) the material and substantial breach by the Executive of his obligations under this Agreement;

            ii) the willful and continued failure by the Executive to substantially perform his duties and obligations to the Company in his capacity as executive; or

            iii) the conviction of the Executive of, or the express admission by the Executive that he has committed, a fraud upon the Company or a felony (whether or not in conjunction with the performance by the Executive of his duties to the Company);

provided, however, that in each case the foregoing event shall not constitute "Cause" unless and until (x) the Company has given written notice to the Executive that such event has occurred and may constitute "Cause" and has provided the Executive with an opportunity to meet with the Board to discuss such notice and (y) in the case of a breach described in clause (i) or (ii) above, the Executive fails to cure such breach within thirty (30) days after the date upon which such meeting with the Board is held (or, if the Executive declines to attend such meeting, within thirty (30) days after the date upon which such meeting is proposed by the Board). For purposes of this definition, no act, or failure to act, on the part

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of the Executive shall be deemed "willful" unless done, or omitted to be done, by the Executive without good faith and without reasonable belief that the action or omission was in the best interests of the Company.

      b. "Change in Control" means the occurrence of any of the following events:

            i) any person or group of persons (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"))(a "Person") acquires and holds either
                  (A) at least 25% of the then-outstanding shares of common stock of the Company or (B) securities of the Company entitled to cast at least 25% of the votes that may be cast in an election of directors of the Company; provided, however, that none of the following acquisitions of such securities shall constitute a "Change in Control":

                  (A)   any acquisition by an Exempt Person; or

                  (B) any acquisition pursuant to a reorganization, merger or consolidation, provided that, pursuant to Section 1(b)(iii) hereof, such event does not itself constitute a Change in Control;

            ii) Incumbent Directors cease for any reason to constitute at least a majority of the Board;

            iii) a reorganization, merger or consolidation to which the Company is a party, other than a reorganization, merger or consolidation with an Exempt Person, is approved by the requisite vote of the stockholders of the Company, unless, after the occurrence of such reorganization, merger or consolidation, (1) securities of the surviving company entitled to cast a majority of the votes that may be cast in an election of directors of the surviving company, are held by the holders of the Company's outstanding common stock immediately prior to the effectiveness of such transaction, and (2) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were Incumbent Directors at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

            iv) a sale of all or substantially all of the Company's assets, other than to an Exempt Person, is approved by the stockholders of the Company;

provided, however, that if the approval specified in clause (iii) or clause (iv) above is obtained but such sale is terminated or abandoned by the parties thereto prior to its effectuation, then, from and after the date of such termination or abandonment, no Change in Control shall be deemed to have occurred by reason of such approval; and provided further, that no Change in Control shall be deemed to have occurred by reason of any event

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involving or arising out of a proceeding under Title 11 of the United States
Code (or the provisions of any future United States bankruptcy law), an assignment for the benefit of creditors or an insolvency proceeding under state or local law.

      c. "Code" means the Internal Revenue Code of 1986, as amended.

      d. "Disability" means a medically determined physical or mental impairment as a result of which the Executive has qualified to receive long-term disability benefits under the principal disability policy or plan adopted or maintained by the Company for the benefit of the Executive.

      e. "Exempt Person" means any of the following:

            i)    any wholly-owned subsidiary of the Company;

            ii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company; or

            iii) the Executive or any group of persons or entities with which the Executive acts in concert.

      f. "Good Reason" means the occurrence of any of the following events after a Change in Control, unless (i) such event occurs with the Executive's express written consent; or (ii) the event occurs in connection with termination of the Executive's employment for Cause, Disability or death:

            i) any reduction in the nature or scope of the authorities, powers, functions, responsibilities or duties of the Executive that materially diminishes the Executive's position, authority, duties or responsibilities;

            ii) the assignment by the Company to the Executive of duties or responsibilities (other than isolated and incidental duties or responsibilities that do not affect the Executive's position or authority) inconsistent with an executive-level position;

            iii) the requirement by the Company that the Executive be based at any office or location more than 35 miles from the offices of the Company where the Executive was employed immediately prior to the Change in Control;

            iv) any reduction by the Company in the Executive's rate of annual base salary;

            v) any material and adverse change in the Executive's eligibility for performance bonuses;

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            vi)   any material and adverse change in the Executive's eligibility for long-term incentive compensation (including but not limited to his rights under the Company's Supplemental Executive Retirement Plan and the Company's Excess Benefits Plan, each as amended) or the Company's failure to pay any long-term incentive plan payment when due or the cancellation, termination or postponement of any such benefits payable to the Executive; provided, however, that a change in the Executive's eligibility for long-term incentive compensation shall not be deemed to be material and adverse if substitute or additional payments or benefits to the Executive substantially offset the financial impact to the Executive of such change;

            vii) any material reduction in the Executive's benefits under the employee benefit plans in which he participates immediately prior to the Change in Control; provided, however, that reasonable increases in insurance co-payment requirements or deductibles, if imposed upon all plan participants generally, shall not constitute a material reduction for this purpose; and further provided, that an amendment to or termination of an employee benefit plan or practice shall not constitute a material reduction in the Executive's benefits for this purpose if substitute or additional payments or benefits to the Executive substantially offset the financial impact to the Executive of such amendment or termination;

            viii) any breach by the Company of any of its obligations under this
                  Agreement or any failure by the Company to pay compensation and benefits when and as due to the Executive (exclusive of any amounts then the subject of a bona fide dispute between the Company and the Executive); or

            ix) the failure of a successor to the Company to assume the Agreement;

provided, however, that in each case the foregoing event shall not constitute "Good Reason" until the Executive has given written notice to the Board that such event has occurred and may constitute "Good Reason," and such event is not cured within thirty (30) days after the date of such notice. Any event or condition described in this Section 1(f) that occurs prior to a Change in Control but that was at the direct or indirect request of a person who effectuates a Change in Control or has announced an intention to effectuate a Change in Control shall, following a Change in Control, constitute Good Reason notwithstanding that the event or condition occurred prior to a Change in Control.

      g. "Incumbent Directors" means individuals who, as of the date hereof, constitute the Board, together with any individual who becomes a director subsequent to the date hereof and whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the Incumbent Directors in office immediately prior to such person's election, but excluding those individuals whose initial assumption of office occurs as a result of either an actual or threatened election contest (as contemplated by

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Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

      h. "Termination Event" means the cessation of the Executive's employment with the Company (i) by action of the Company, other than for Cause, or (ii) by the Executive for Good Reason, but in each case excluding termination by reason of death or Disability of the Executive.

            2. Payment upon Occurrence of a Termination Event.

      a. In the event that a Termination Event occurs within two (2) years after the occurrence of a Change in Control, the Company shall pay to the Executive, within 45 days after such Termination Event, the amount equal to the lesser of
(A) (i) two times the sum of (x) the Executive's base salary at the time of the Change in Control plus (y) the Executive's bonus payable for the last full fiscal year prior to the Change in Control, minus (ii) any amounts paid pursuant to Section 2(b); and (B)(i) three times the Executive's "base amount" (as defined in Section 280G of the Code as presently in effect) at the time of the Change in Control, minus (ii) $1.00, minus (iii) any amounts paid pursuant to
Section 2(b). However, if the Company should determine, in consultation with tax advisors satisfactory to the Executive, that any amount payable to the Executive pursuant to this Section 2(a), either alone or in conjunction with any payments or benefits to or on behalf of the Executive pursuant to this Agreement or otherwise, would not be deductible by the Company, in whole or in part, for Federal income tax purposes by reason of Section 280G of the Code or its successor, then the aggregate amount payable to the Executive pursuant to this
Section 2(a) shall be reduced to the largest amount that, in the opinion of such tax advisors, the Company could pay the Executive under this Section 2(a) without any part of that amount being nondeductible by the Company as a result of Section 280G of the Code or its successor.

      b. For a period of up to two years beginning on the occurrence of the Termination Event the Executive shall have the right, exercisable by written notice to the Company within 30 days after the occurrence of the Termination Event, and subject to any limitations or restrictions imposed by any applicable insurance plans or insurance carriers of the Company, to continue in effect at the Company's expense any one or more insurance plans (including but not limited to any health, prescription drug, vision, dental, accident, disability and life insurance coverage) in effect, for the benefit of the Executive and his family, at the time of the Termination Event. In such event, the present value at the time of the Termination Event of the anticipated medical insurance premiums and other costs to be paid by the Company in order to provide such coverage for such period shall be subtracted from the amounts otherwise payable pursuant to
Section 2(a).

            3. Obligations of Executive. The Executive agrees that in the event that any person or group attempts to effect a Change in Control, he shall not voluntarily leave the employ of the Company without Good Reason (a) until such attempted Change in Control terminates or (b) if a Change in Control occurs, until 120 days following such Change in Control. For purposes of this Section 3, the existence of Good Reason shall be determined

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as if a Change in Control had occurred when such attempted Change in Control became known to the Company.

            4. Non-Exclusivity of Rights. Nothing contained in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies, excepts as expressly provided herein or in such other contract or agreement.

            5. Withholding. The Executive acknowledges that salary and all other compensation payable under this Agreement shall be subject to withholding for income and other applicable taxes to the extent required by law, as determined by the Company in its reasonable judgment.

            6. Waiver and Amendment. No act, delay, omission or course of dealing on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as, or be construed as, a waiver thereof or otherwise prejudice such party's rights, powers and remedies under this Agreement; provided, however, that a claim for Cause by the Company or Good Reason by the Executive must be made within 90 days of such person's knowledge of the events constituting Cause or Good Reason, or such claim is otherwise considered waived. This Agreement may not be amended except in a writing executed by both the Company and the Executive.

            7. Notice. Any and all notices referred to herein shall be sufficient if furnished in writing and delivered by hand, by facsimile transmission or by overnight delivery service maintaining records of receipt, to the respective parties at the following addresses:

      If to the Company:      Varlen Corporation
                              55 Shuman Boulevard
                              Naperville, IL  60566
                              Facsimile:  630-420-7123
                              Attn:  Corporate Secretary

      If to the Executive:    George W. Hoffman
                              1541 Thompson Lane
                              Mechanicsburg, PA 17055
                              Facsimile: _____________

or to such other address or addresses as either party may from time to time designate by notice given as aforesaid. Notices shall be effective when delivered.

            8. Arbitration. Except as provided otherwise in this Agreement, all disputes arising under or in connection with this Agreement may at the option of either party be submitted to arbitration in Chicago, Illinois, under the rules of the American Arbitration

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Association, and the decision of the arbitrator shall be final and binding upon the parties. Judgment upon the award rendered may be entered and enforced in any court having jurisdiction.

            9. Interim Advances.

      a. In the event that, during the 90-day period following any termination of the Executive's employment after a Change in Control there is a bona fide dispute between the Company and the Executive with respect to the Executive's entitlement to any payments under this Agreement as a result of such termination and such dispute has not been resolved within 90 days after the date of the Termination Event, then, subject to Section 9(c), the Company shall pay to the Executive, as an advance against any amounts that are claimed to be due to the Executive under this Agreement, on 91st day after the Termination Event and on the same date of each succeeding month until such dispute is resolved, an amount equal to the Executive's monthly base salary as in effect immediately prior to the Change in Control.

      b. Following any termination of the Executive's employment after a Change of Control and until determination of the Executive's eligibility for payments under Section 2 hereof, the Company shall, at the request of the Executive and subject to Section 9(c), make the payments specified in Section 2(b) hereof as advances against payments that may ultimately be payable under Section 2.

      c. The Company shall not be required to pay any amount set forth in this
Section 9 except upon receipt of a written undertaking by the Executive to repay all such amounts to which Executive is ultimately determined not to be entitled.

            10. Miscellaneous.

      a. The rights and obligations contained herein shall be binding on and inure to the benefit of the successors and assigns of the Company. The Executive may not assign his rights or obligations hereunder without the express written consent of the Company.

      b. This Agreement is in lieu of any other payments due to the Executive exclusively as a result of a Change in Control and supersedes any prior agreement between the Executive and the Company with respect to the subject matter hereof.

      c. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

      d. This Agreement sets forth all, and is intended by each party to be an integration of all, of the promises, agreements and understandings between the parties hereto with respect to the subject matter hereof.

      e. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one agreement binding on the parties hereto.

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      f. Each provision of this Agreement shall be considered severable and if for any reason any provision that is not essential to the effectuation of the basic purpose of the Agreement is determined to be invalid or contrary to any applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

      g. Headings contained in this Agreement are inserted for reference and convenience only and in no way define, limit, extend or describe the scope of this Agreement or the meaning or construction of any of the provisions hereof. As used herein, unless the context otherwise requires, the single shall include the plural and vice versa, words of any gender shall include words of any other gender, and "or" is used in the inclusive sense.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        VARLEN CORPORATION


                                        By: /s/ Greg A. Rosenbaum
                                           ---------------------------

                                        GEORGE W. HOFFMAN

                                        /s/ G. W. Hoffman
                                        ------------------------------